Exhibit 13.1

Certification

Pursuant to Section 302

The Sarbanes-Oxley Act of 2002

Steven Coffey, Acting Principal Executive Officer and Chief Financial Officer of Novogen Limited, a New South Wales corporation (the “Company”), hereby certifies that:

(1)	The Company’s periodic report on Form 20-F for the period ended June 30, 2012 (the “Form 20-F”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

*    *    *

Acting Principal Executive Officer	Chief Financial Officer

/s/ Steven Coffey	/s/ Steven Coffey
Steven Coffey	Steven Coffey

Date: July 2, 2013	Date: July 2, 2013